Exhibit 9.1

Letter re: Change in Certifying Accountant

Ladies and Gentlemen:

We have read the statements made by Bequest Bonds I, Inc. (the “Company”) under the heading “Change in Certifying Accountant” in the Company’s Annual Report on Form 1-K, to be filed with the U.S. Securities and Exchange Commission.

We agree with such statements insofar as they relate to our firm.

Very truly yours,

Date: May 25, 2026

Umair AK CPA LLC, 15500 Voss Road, Suite # 8, Sugar Land, Texas, 77498

Phone: 979-288-1505 Email: info@uakcpa.com www.uakcpa.com